UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011 (February 24, 2011)
Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Jack Jacobs submitted his resignation from the Board of Directors of the Company on February 24, 2011. Mr. Jacobs resigned from the Board as a result of demands related to other on-going business activities and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 25, 2011, the Board of Directors amended the Bylaws of the Company, effective immediately, to provide that the Company’s Board of Directors must consist of no fewer than three, but not more than eight, directors, effective immediately. The precedent description of the amendment is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.1	Bylaws of Premier Exhibitions, Inc. as amended February 25, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ Christopher J. Davino
Christopher J. Davino
Chief Executive Officer
Date: March 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of Premier Exhibitions, Inc. as amended February 25, 2011